SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 11, 2003


                        STANLEY FURNITURE COMPANY, INC.
             (Exact name of registrant as specified in its charter)


     Delaware                        0-14938                  54-1272589
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(State or other                    (Commission               (IRS Employer
  jurisdiction of                  File Number)            Identification No.)
  incorporation)


1641 Fairystone Park Highway, Stanleytown, Virginia            24168
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     (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (276) 627-2000
                                                           --------------



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       (Former name or former address, if changed since last report.)





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ITEM 5.  OTHER EVENTS

         On March 11, 2003, the Registrant issued a press release announcing plans to realign production at its Lexington, N.C. facility. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         The following exhibits are filed as a part of this report.

         99.1     Press release dated March 11, 2003.







                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              STANLEY FURNITURE COMPANY, INC.

   March 11, 2003                             By: /s/Jeffrey R. Scheffer
   --------------                             ------------------------------
        Date                                  Jeffrey R. Scheffer
                                              President and Chief Executive
                                              Officer

                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE:              MEDIA CONTACT:  ROBIN CAMPBELL
March 11, 2003                      Manager, Advertising and Marketing Services
                                    (276) 627-2245
                                    e-mail: rcampbell@stanleyfurniture.com

                                    INVESTOR CONTACT:  DOUGLAS I. PAYNE
                                    Executive V.P. - Finance and Administration
                                    (276) 627-2157
                                    e-mail: dpayne@stanleyfurniture.com


                      STANLEY FURNITURE ANNOUNCES PLANS TO
               REALIGN PRODUCTION AT ITS LEXINGTON, N.C. FACILITY

STANLEYTOWN, VA, MARCH 11, 2003/PRNewswire -- Stanley Furniture Company, Inc. (Nasdaq-NNM: STLY) today announced plans to realign production at its Lexington, N.C. facility.

Currently this facility produces a combination of adult bedroom and Young America(R) youth bedroom furniture. After a transition period, the Lexington plant will focus exclusively on Young America(R) products. Adult bedroom products currently manufactured at the Lexington facility, will be absorbed by the Stanleytown, Va. plant, which will produce all adult bedroom and dining room products. The Martinsville, Va. location will continue to manufacture home entertainment and home office furniture while the Robbinsville, N.C. plant remains focused on the production of Young America(R) products. The realignment will reduce operations at the Lexington plant impacting approximately 150 of the 525 associates there.

"This realignment allows us to better focus manufacturing operations, thereby producing the most suitable products in each plant and enabling the Company to operate all of our facilities more efficiently," commented Jeffrey R. Scheffer, president and chief executive officer. "We sincerely regret the impact on some of our Lexington associates. However, these difficult decisions are necessary for the long-term competitiveness of the Company. We believe the blending of efficient domestic manufacturing in tightly focused facilities, with intelligent outsourcing of certain component parts and finished goods, provides a competitive advantage by offering higher value and well-styled furniture, without sacrificing our culture of high quality and shorter delivery times."

"While the economy is extremely uncertain, we reaffirm our sales and earnings guidance for the first quarter of and total year 2003. Accordingly, net sales should be between $58 million and $61 million and diluted earnings per share in the range of $.47 to $.52 for the first quarter of 2003. The combination of severe winter weather, geo-political issues, and the general economy continue to create a challenging business environment. These issues combined with import competition make it imperative to improve operating efficiencies. We are confident Stanley is positioned to compete in this global environment very effectively," concluded Scheffer.

The Company plans to report results for the first quarter on April 16, 2003.

Established in 1924, Stanley Furniture Company, Inc. is a leading manufacturer of wood furniture targeted at the upper-medium price range of the residential market. Manufacturing facilities are located in Stanleytown and Martinsville, Va. and Robbinsville and Lexington, N.C.

                                      # # #

Certain statements made in this release are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "believes," "estimates," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These statements reflect the Company's reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include competition in the furniture industry including competition from lower-cost foreign manufacturers, the Company's success in implementing its blended strategy of expanded offshore sourcing and domestic manufacturing, disruptions in offshore sourcing including those arising from supply or distribution disruptions or changes in political or economic conditions affecting the countries from which the Company obtains offshore sourcing, the cyclical nature of the furniture industry, fluctuations in the price for lumber which is the most significant raw material used by the Company, credit exposure to customers in the current economic climate, capital costs and general economic conditions. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

                                      # # #